UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-12

                       First Niagara Financial Group, Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


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     (2)  Aggregate number of securities to which transaction applies:


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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4)  Proposed maximum aggregate value of transaction:


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     (5)  Total fee paid:

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|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:


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     (2)  Form, Schedule or Registration Statement No.:


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     (3)  Filing Party:


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     (4)  Date Filed:


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

                       First Niagara Financial Group, Inc.
                             6950 South Transit Road
                                  P.O. Box 514
                          Lockport, New York 14095-0514

                                  April 2, 2003

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of First Niagara Financial Group, Inc. (the "Company"). Our Annual Meeting will be held at Sean Patrick's Banquet Facility, 3480 Millersport Highway, Getzville, New York, on Tuesday, May 6, 2003 at 10:00 a.m.

      The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to questions that stockholders may have. Also enclosed for your review is our Annual Report on Form 10-K, which contains detailed information concerning the activities and operating performance of the Company.

      The business to be conducted at the Annual Meeting consists of the election of four directors and the ratification of the appointment of independent auditors for the year ending December 31, 2003. The Board of Directors of the Company unanimously recommends a vote "FOR" the election of directors and "FOR" the ratification of the appointment of KPMG LLP as the Company's independent auditors.

      On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

                                                    Sincerely,


                                                    /s/ William E. Swan

                                                    William E. Swan
                                                    Chairman, President and
                                                    Chief Executive Officer

                       First Niagara Financial Group, Inc.
                             6950 South Transit Road
                                  P.O. Box 514
                          Lockport, New York 14095-0514
                                 (716) 625-7500

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held On May 6, 2003

      Notice is hereby given that the Annual Meeting of Stockholders of First Niagara Financial Group, Inc. (the "Company") will be held at Sean Patrick's Banquet Facility, 3480 Millersport Highway, Getzville, New York, on Tuesday, May 6, 2003 at 10:00 a.m., Eastern Daylight Time.

      A proxy statement and proxy card for the Annual Meeting are enclosed.

      The Annual Meeting is for the purpose of considering and acting upon:

      1.    The election of four directors; and
      2. The ratification of the appointment of KPMG LLP as independent auditors for the Company for the year ending December 31, 2003; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

      Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, including all adjournments of the Annual Meeting. Stockholders of record at the close of business on March 14, 2003 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at 6950 South Transit Road, Lockport, New York for a period of ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

      EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                              By Order of the Board of Directors


                                              /s/ Robert N. Murphy

Lockport, New York                            Robert N. Murphy
April 2, 2003                                 Corporate Secretary

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THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR
PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. STOCKHOLDERS CAN ALSO VOTE SHARES OVER THE INTERNET OR BY TELEPHONE. INTERNET AND TELEPHONE VOTING INSTRUCTIONS ARE ENCLOSED.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                       First Niagara Financial Group, Inc.
                             6950 South Transit Road
                                  P.O. Box 514
                          Lockport, New York 14095-0514
                                 (716) 625-7500

                         ANNUAL MEETING OF STOCKHOLDERS
                                   May 6, 2003

      This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of First Niagara Financial Group, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at Sean Patrick's Banquet Facility, 3480 Millersport Highway, Getzville, New York, on Tuesday, May 6, 2003, at 10:00 a.m., Eastern Daylight Time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this proxy statement are first being mailed to stockholders on or about April 7, 2003.

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                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

      Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "FOR" Proposal 1 and Proposal 2, as set forth in this proxy statement for consideration at the Annual Meeting.

      A proxy may be revoked at any time prior to its exercise by sending a written notice of revocation to the Secretary of the Company, delivering to the Company a duly executed proxy bearing a later date, or attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

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                                VOTING SECURITIES
--------------------------------------------------------------------------------

      Holders of record of the Company's common stock, par value $0.01 per share (the "Common Stock") as of the close of business on March 14, 2003 (the "Record Date") are entitled to one vote for each share held, except as described below. As of the Record Date, the Company had 70,735,114 shares of Common Stock issued and outstanding. Please note that all per share information contained in this proxy statement gives effect to the 2.58681 exchange ratio applicable to the Company's January 17, 2003 stock offering. The presence, in person or by proxy, of at least a majority of the total number of issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at this Annual Meeting. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

      In accordance with the provisions of the Certificate of Incorporation of the Company, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

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                 VOTING PROCEDURES AND METHOD OF COUNTING VOTES
--------------------------------------------------------------------------------

      As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote "FOR" the election of the four nominees proposed by the Board of Directors, or to "WITHHOLD AUTHORITY" to vote for the nominees being proposed. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for the nominees being proposed is withheld.

      As to the ratification of KPMG LLP as independent auditors of the Company, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item;
(ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. Under the Company's Certificate of Incorporation and Bylaws, the ratification of this matter shall be determined by a majority of the votes cast, without regard to broker non-votes, or proxies marked "ABSTAIN."

      Proxies solicited hereby will be returned to the Company, and will be tabulated by inspectors of election designated by the Board of Directors.

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                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
--------------------------------------------------------------------------------

      Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of March 14, 2003, the shares of Common Stock beneficially owned by persons who beneficially own more than five percent of the Company's issued and outstanding shares of Common Stock:

                                                            Amount of Shares
                 Name and Address                         Owned and Nature of              Percent of Shares of
               of Beneficial Owners                       Beneficial Ownership           Common Stock Outstanding
               --------------------                       --------------------           ------------------------
First Niagara Employee Stock Ownership Plan
6950 South Transit Road
Lockport, NY  14094                                             4,786,842                          6.77%

Wellington Management Company, LLP
75 State Street
Boston, MA  02109                                               4,644,617(1)                       6.57%(1)

----------
(1) Based on a Schedule 13G filed by Wellington Management Company, LLP with the SEC on February 12, 2003.

--------------------------------------------------------------------------------
                       PROPOSAL I - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

      The Company's Board of Directors currently consists of twelve (12) members. The Company's Bylaws provide that approximately one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year term or until their respective successors shall have been elected and shall qualify. Four Directors will be elected at the Company's Annual Meeting of Stockholders to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated Daniel W. Judge, James Miklinski, Sharon D. Randaccio and David M. Zebro for election as Directors.

      The following table sets forth certain information, as of March 14, 2003, regarding the Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees would be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE
                     NOMINEES LISTED IN THIS PROXY STATEMENT

                                Position (s) held with the           Director     Expiration of        Beneficial       Percent of
            Names                         Company             Age    Since (1)         Term           Ownership (2)        Class
            -----               --------------------------    ---    ---------    -------------       -------------     ----------
                                                             NOMINEES

Daniel W. Judge                          Director             60       1992            2006             150,185(3)           *
James Miklinski                          Director             59       1996            2006             162,978(3)           *
Sharon D. Randaccio                      Director             48       2002            2006              18,520(4)           *
David M. Zebro                           Director             52       2002            2006              25,520(4)           *

                                                  DIRECTORS CONTINUING IN OFFICE

William E. Swan                   Chairman, President and     55       1996            2004             724,766(5)         1.02%
                                  Chief Executive Officer
Gordon P. Assad                          Director             54       1995            2004             112,700(3)           *
Louise Woerner                           Director             60       2002            2004              20,520(4)           *
John J. Bisgrove, Jr.                    Director             63       2000            2005              47,185(6)           *
G. Thomas Bowers                         Director             59       2003            2005             103,901              *
James W. Currie                          Director             61       1987            2005             192,771(3)           *
B. Thomas Mancuso                        Director             47       1990            2005             107,486(3)           *
Robert G. Weber                          Director             65       1996            2005             160,640(3)           *

                                             EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Paul J. Kolkmeyer                Executive Vice President,    50        N/A            N/A              412,979(7)           *
                                  Chief Operating Officer
                                and Chief Financial Officer
G. Gary Berner                   Executive Vice President     55        N/A            N/A              262,634(8)           *
Kathleen P. Monti                Executive Vice President     54        N/A            N/A              267,522(9)           *
David J. Nasca                   Executive Vice President     45        N/A            N/A              109,008(10)          *
Daniel Cantara                     Senior Vice President      43        N/A            N/A               69,252(11)          *
Daniel A. Dintino, Jr.             Senior Vice President      40        N/A            N/A               92,897(12)          *
Frank J. Polino                    Senior Vice President      43        N/A            N/A              109,800(13)          *

All directors and executive                                                                           3,151,264(14)(15)    4.37%
officers as a group (19
persons)

----------
*     Less than 1%
(1)   Includes initial appointment to the Board of Directors of First Niagara
      Bank.
(2) Unless otherwise indicated, each person effectively exercises sole (or shared with spouse) voting and dispositive power as to the shares reported.
(3) Includes 57,583 shares subject to options that are currently exercisable, and 15,997 shares granted under the RRP, which are subject to future vesting, but as to which voting may currently be directed.
(4) Includes 12,934 shares granted under the RRP, which are subject to future vesting, but as to which voting may currently be directed.
(5) Includes 383,884 shares subject to options that are currently exercisable, and 105,644 shares granted under the RRP, which are subject to future vesting, but as to which voting may currently be directed.
(6) Includes 12,728 shares subject to options that are currently exercisable, and 12,933 shares granted under the RRP, which are subject to future vesting, but as to which voting may currently be directed.
(7) Includes 191,943 shares subject to options which are currently exercisable, and 51,346 shares granted under the RRP, which are subject to future vesting, but as to which voting may currently be directed.
(8) Includes 135,420 shares subject to options that are currently exercisable, and 37,739 shares granted under the RRP, which are subject to future vesting, but as to which voting may currently be directed.
(9) Includes 137,102 shares subject to options that are currently exercisable, and 36,031 shares granted under the RRP, which are subject to future vesting, but as to which voting may currently be directed.
(10) Includes 23,218 shares subject to options that are currently exercisable, and 15,533 shares granted under the RRP, which are subject to future vesting, but as to which voting may currently be directed.
(11) Includes 13,258 shares subject to options that are currently exercisable, and 42,384 shares granted under the RRP, which are subject to future vesting, but as to which voting may currently be directed.
(12) Includes 36,216 shares subject to options that are currently exercisable, and 33,705 shares granted under the RRP, which are subject to future vesting, but as to which voting may currently be directed.
(13) Includes 37,898 shares subject to options that are currently exercisable, and 43,806 shares granted under the RRP, which are subject to future vesting, but as to which voting may currently be directed.
(14) Includes 1,317,165 shares subject to options that are currently exercisable.
(15) Includes 34,841 shares of Common Stock allocated to the accounts of executive officers under the ESOP and excludes the remaining 4,752,001 shares of Common Stock, or 6.72% of the shares of Common Stock outstanding, owned by the ESOP for the benefit of the employees. Under the terms of the ESOP, shares of Common Stock allocated to the account of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the ESOP Trustees in the manner calculated to most accurately reflect the instructions they have received from the participants regarding the allocated shares, unless their fiduciary duties require otherwise.

      The business experience for the past five years of each of the Company's directors and executive officers is as follows:

      William E. Swan has been Chairman, President and Chief Executive Officer since January 2001. He served as President and Chief Executive Officer from July 1989 until January 2001.

      Gordon P. Assad is the President and Chief Executive Officer of Erie & Niagara Insurance Association and has served in that position since 1972.

      John J. Bisgrove, Jr. is the retired Chairman of Red Star Express Lines where he served from 1956 to 1983.

      G. Thomas Bowers, served as the Chairman, President and Chief Executive Officer of Finger Lakes Bancorp, Inc. and the Savings Bank of the Finger Lakes. Mr. Bowers was appointed to the Board of Directors upon completion of the merger between the Company and Finger Lakes Bancorp, Inc.

      James W. Currie is the President of Ag Pak, Inc., a manufacturer of produce packaging machines, and has served in that position since 1974.

      Daniel W. Judge is the President of Dansam, Inc., a business management services firm. He has served in that position since 1990.

      B. Thomas Mancuso is the President of Mancuso Business Development Group, a real estate and business development company, and has served in that position since 1990.

      James Miklinski is the General Manager of Niagara Milk Cooperative, Inc., and has served in that position since 1990.

      Sharon D. Randaccio is President of Performance Management Partners, Inc., a Williamsville, New York-based provider of human resource services and has more than 20 years of senior management experience in the financial services industry.

      Robert G. Weber is a retired Buffalo Office Managing Partner of KPMG LLP where he served from 1959 to 1995.

      Louise Woerner is Chairman and Chief Executive Officer of Health Care Resources (HCR), a Rochester, New York-based home healthcare agency and health research and consulting firm. She has served in that position since 1978.

      David M. Zebro is a Principal of Strategic Investments & Holdings, Inc., a Buffalo-based holding company that purchases and manages operating companies throughout the United States. He has served in this position since 1989.

      Executive Officers Who are Not Directors

      Paul J. Kolkmeyer has been Executive Vice President and Chief Operating Officer/Chief Financial Officer since June 2002. He served as Executive Vice President and Chief Banking Officer from February 2001 to June 2002 and Chief Operating Officer from May 2000 until February 2001. From 1990 to 2000, he served as Chief Financial Officer of First Niagara Bank.

      G. Gary Berner has been Executive Vice President and Chief Lending Officer since February 2001. Prior to that, he served as Senior Vice President and Chief Lending Officer of First Niagara Bank, a position he had held since 1992.

      Kathleen P. Monti has been Executive Vice President and Chief Administrative Officer since February 2001. Since 1999, she served as Executive Vice President of Human Resources and Administration of First Niagara Bank. From 1995 to 1999 Ms. Monti served as Senior Vice President of Human Resources.

      David J. Nasca has been Executive Vice President of Consumer Banking and Central New York Regional Executive since June 2002. He also has served as the President and Chief Executive Officer of Cayuga Bank since November of 2000. From 1994 to 2000 he served as Senior Vice President and Treasurer of First Niagara Bank.

      Daniel E. Cantara has been Senior Vice President and Chief Financial Services Officer since June 2001. Prior to that, he was a partner in Chiampou, Cantara, Travis & Dansa, a Western New York public accounting firm.

      Daniel A. Dintino, Jr. has been Senior Vice President of Corporate Development since June 2002. Prior to that he served as Senior Vice President and Chief Financial Officer since October 2000 when he joined First Niagara Bank. From 1999 to October 2000, he was Senior Vice President - Performance Management at HSBC Bank (USA). Prior to 1999, he served as Senior Vice President
- Mortgage Operations at HSBC Mortgage Corporation.

      Frank J. Polino has been Senior Vice President and Chief Information Officer since February 2001. Mr. Polino joined First Niagara Bank in March 1999 as Vice President of Information Technology. Prior to joining First Niagara Financial Group, he was a Business Development Manager for IKON Technology Services, Inc. and Unisys Corporation.

Meetings and Committees of the Board of Directors

      The Board of Directors of the Company meets quarterly, or more often as may be necessary. The Board of Directors has an executive committee, an audit committee, a compensation committee and a governance committee.

      The Board of Directors met 8 times during 2002. No Director attended fewer than 75% in the aggregate of the total number of Board meetings held and the total number of committee meetings on which he or she served during 2002, including Board and committee meetings of any subsidiary bank in which he or she served.

      The Executive Committee. The Executive Committee meets as necessary when the Board is not in session to exercise general control and supervision in all matters pertaining to the interests of First Niagara Financial Group, subject at all times to the direction of the Board of Directors. The Executive Committee met 6 times during 2002. Messrs. Weber (Chairman), Assad, Judge, Miklinski and Swan comprise the current membership of the Executive Committee.

      The Audit Committee. The Audit Committee meets at least quarterly to examine and approve the financial statements filed with the Securities and Exchange Commission, to review and recommend the appointment of independent auditors, to review the external and internal audit, accounting and financial reporting processes, ethical and legal compliance and any other matters as deemed appropriate in accordance with the Audit Committee's charter. The Audit Committee met 4 times during 2002. Messrs. Currie (Chairman), Weber and Zebro and Ms. Woerner comprise the current membership of the Audit Committee.

      The Compensation Committee. The Compensation Committee reviews and administers compensation policy, including setting performance measures and goals, administering stock-based compensation plans, approving benefit programs, establishing compensation of the Board of Directors and Executives and other matters of personnel policy and practice. The Compensation Committee met 13 times during 2002. Messrs. Judge (Chairman), Bisgrove, Mancuso and Weber and Ms. Randaccio comprise the current membership of the Compensation Committee.

      The Governance Committee. The Governance Committee identifies, evaluates and recommends potential candidates for election and re-election to the Board of Directors, reviews the effectiveness of board meetings and board committees, including comparing the Company's policies to industry and corporate best practices and reviews other governance matters of the Company. During 2002, the Governance Committee met 7 times. Messrs. Miklinski (Chairman), Assad, Bisgrove, Judge, and Weber currently serve as the members of the Governance Committee.

Audit Committee Report

      The Audit Committee operates under a written charter adopted by the Board of Directors of which each member of the Audit Committee satisfies the definition of independent director as established by the NASDAQ National Market.

      Management has the primary responsibility for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue an opinion thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

      As part of its ongoing activities, the Audit Committee has:

            o Reviewed and discussed with management, and the independent auditors, the Company's audited consolidated financial statements for the fiscal year ended December 31, 2002;

            o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

            o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence from the Company.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and be filed with the SEC. In addition, the Audit Committee recommended that the Board of Directors appoint KPMG LLP as the Company's independent auditors for the year ending December 31, 2003, subject to the ratification of this appointment by the stockholders.

      This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                               The Audit Committee

                James W. Currie (Chairman)      Robert G. Weber
                Louise Woerner                  David M. Zebro

Compensation of Directors

      Fees. Directors of the Company receive an annual retainer fee of $10,000 ($13,000 for the Chairman of the Executive Committee) plus a fee of $700 per board meeting attended and $400 per committee meeting attended ($500 for the Chairman of the Committee). Directors of First Niagara Bank receive an annual retainer fee of $8,000 ($10,000 for the Chairman of the Executive Committee), plus a fee of $700 per board meeting attended and $400 per committee meeting attended ($500 for the Chairman of the Committee). Directors who are also employees do not receive board fees. All retainer and meeting fees are paid in cash and are eligible for deferral under the Directors' Deferred Fees Plan.

      Deferred Fees Plan. The Directors' Deferred Fees Plan ("Deferred Fee Plan") is a non-qualified deferred compensation plan which a Director can defer up to 100% of his or her board retainer and fees earned during the calendar year. All amounts deferred by a Director are fully vested at all times. Amounts credited to a deferred fee account are invested in equity securities, fixed income securities, money market accounts, or cash, at the sole discretion of the Company. Upon cessation of a Director's service, the Company will pay the Director the amounts credited to his or her account. The amounts will be paid in a number of substantially equal annual installments, as selected by the Director at the time the deferral is made.

      If the Director dies before all payments have been made, the remaining payments will be made to the Director's designated beneficiary. In the event of the Director's death prior to the commencement of benefits, the Company will pay the Director's beneficiary the amounts credited to the benefit of the Director under the Deferred Fee Plan, in a single lump sum payment or in a number of substantially equal annual installments as elected by the Director at the time the election to defer was made. In the event of an unforeseeable emergency that will result in a severe financial hardship, the Director may request a distribution of all or part of his or her benefits or may request an acceleration of benefits that are being paid, as applicable.

      Stock Benefit Plans. Directors are eligible to participate in and have received awards of stock options and restricted stock. On May 21, 2002, Ms. Randaccio, Ms. Woerner and Mr. Zebro, were each granted a non-qualified stock option to purchase 25,868 shares of common stock and 12,934 restricted stock awards. On August 28, 2002 each outside director with the exception of Ms. Randaccio, Ms. Woerner and Mr. Zebro was granted a non-qualified stock option to purchase 6,467 shares of common stock and 2,586 restricted stock awards. All stock options will vest in 25% increments over a four-year period and the restricted stock will vest in 20% increments over a five-year period and will become immediately exercisable upon the director's normal retirement, death, change in control or disability.

Executive Compensation

      The following table sets forth certain information as to the total remuneration paid to the Chief Executive Officer and the four most highly compensated executive officers who earned over $100,000 in salary and bonuses, other than the Chief Executive Officer, who were serving as executive officers at the end of the last completed fiscal year (the "Named Executive Officers").

                                          Annual Compensation                     Long-Term Compensation
                             --------------------------------------------    -------------------------------
                                                                                        Awards       Payouts
                                                                             ----------------------  -------
                              Year                           Other Annual    Restricted                         All Other
         Name and            Ended                           Compensation      Stock       Options/   LTIP    Compensation
    Principal Position       12/31        Salary   Bonus (1)      (2)        Awards (3)     SAR (#)  Payouts       (4)
    ------------------       -----        ------   ---------      ---        ----------     -------  -------       ---
William E. Swan               2002     $  365,000  $ 291,268       --        $ 218,468       38,264     --     $  15,112
  Chairman, President, and    2001        345,000     71,014       --              --        38,802     --        12,553
  Chief Executive Officer     2000        343,212    116,102       --          253,750      214,705     --        24,332

Paul J. Kolkmeyer             2002     $  228,000  $ 184,674       --        $  92,014       15,536     --     $  14,465
  Executive Vice President    2001        215,000     47,626       --               --       20,694     --        11,982
                              2000        201,059     62,925       --          126,875      106,059     --        17,086

G. Gary Berner                2002     $  178,000  $ 108,356       --        $  69,054       10,730     --     $  14,193
  Executive Vice President    2001        166,097     38,275       --           18,900       26,514     --        32,500
                              2000        152,109     39,193       --           86,094       72,430     --        28,863

Kathleen P. Monti             2002     $  161,000  $ 105,747       --        $  64,221        9,705     --     $  30,153
  Executive Vice President    2001        151,000     34,532       --               --       12,934     --        28,507
                              2000        139,797     45,162       --           90,625       77,604     --        25,899

David J. Nasca                2002     $  182,000  $  96,647       --        $  45,466        9,540     --     $  13,414
  Executive Vice President    2001        175,000     46,023       --               --       13,257     --        10,974
                              2000        105,251     29,479       --           67,968       25,868     --         7,368

----------
(1) Includes payments under First Niagara Bank's management incentive program and other discretionary payments.
(2) First Niagara Bank also provides certain members of senior management with the use of an automobile, club membership dues, and certain other personal benefits. The aggregate value of such personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer.
(3) Amounts reported in this column represent the fair value of the restricted stock awards at the date of the grant. Awards generally vest over a five-year period. Dividends paid with respect to all shares awarded are paid to the recipient of the award. At December 31, 2002, an aggregate of 246,293 shares of unvested restricted stock were held by the Named Executive Officers, with an aggregate market value of $2,486,820.
(4) Includes the following: First Niagara Bank's contributions pursuant to the 401(k) Plan of $8,991, $9,058, $8,745, $8,066, and $9,087 with respect to
      Messrs. Swan, Kolkmeyer, Berner, Nasca and Ms. Monti, respectively; split dollar life insurance premiums paid by First Niagara Bank of $19,875 with respect to Ms. Monti; income imputed on group term life insurance in excess of $50,000 per employee of $1,270, $556, $597, $497, and $591 with respect to Messrs. Swan, Kolkmeyer, Berner, Nasca and Ms. Monti, and $4,851 for Messrs. Swan, Kolkmeyer, Berner and Nasca and $600 for Ms. Monti, relating to medical insurance premiums.

Report of the Compensation Committee on Executive Compensation

      The Compensation Committee annually reviews the compensation levels of the executive officers and recommends changes. The Committee is composed entirely of outside, non-employee directors. It is intended that the executive compensation program will enable the Company to attract, develop and retain talented executive officers who are capable of maximizing the Company's performance for the benefit of the stockholders. The Committee has adopted a compensation strategy that seeks to provide competitive, performance based, compensation strongly aligned with the financial and stock performance of the Company. The compensation program has three key elements of total direct compensation: base salary, annual incentives and long-term incentives. The fourth element of the compensation program is benefits.

      In 2002, an independent review of the total compensation of the executive group was conducted by a nationally recognized compensation consulting firm. Compensation levels were compared to other comparably situated publicly traded regional banking and financial services companies in the $2 to $5 billion range within the Northeast and Midwest markets. The review determined that base salaries and the combination of base salaries, cash incentives and equity compensation are within the competitive target range of similarly situated banking and financial services companies.

      Base salary and changes to base salary reflect a variety of factors including the results of the independent review of the competitiveness of the total compensation program, contribution to the long-term goals of the Company, recent results, the Company's image, work environment, performance targets and affordability. Each of the named executive officers is a party to an employment agreement providing for a minimum base salary, which may be increased, but not decreased. Payouts under the annual incentive plan (the management incentive plan, or "MIP") are determined by return on equity performance relative to other similarly situated financial services companies. Individual payouts are a function of the Company's financial performance and the performance of the individual executive. The Committee believes that this funding formula provides a direct link between financial performance and actual compensation. The range in incentive opportunities under the MIP for executives and all other officers reflect opportunities that approximate or exceed the median of those provided for similar positions by similarly situated financial services companies.

      On May 18, 1999, the Company's shareholders adopted the Option Plan and Recognition and Retention Plan for outside directors, executives and other employees. On May 7, 2002, the Company's shareholders approved the Long-Term Incentive Stock Benefit Plan for outside directors, executives and other employees. In accordance with these plans, awards of stock options and restricted stock were made to executive officers during 2002. The options are exercisable and the shares generally vest at the rate of 25% per year over a four-year period and the stock grants generally vest at the rate of 20% per year over a five-year period. The Committee believes that long-term incentives are the most effective way of aligning executive compensation with the creation of value for the shareholders through stock appreciation. Stock options and restricted stock awards were allocated by the Committee based upon the executive officer's level of responsibility and contributions to the Company. Future awards will be dependent on the Company and individual performance, as well as competitive market conditions.

      In making determinations as to Mr. Swan's compensation, the Committee is operating under the terms of the previously disclosed employment agreement between Mr. Swan and the Company. Mr. Swan's base salary was $365,000 in 2002, and he was provided a cash bonus of $291,268, under the terms of the MIP. During fiscal 2002, and as identified in the Summary Compensation Table, Mr. Swan was granted 38,264 stock options and 20,797 stock grants. The Compensation Committee determined these awards based on a study of other comparable institutions, its philosophy on the importance of emphasizing equity participation, and its evaluation of the CEO's long-term contribution to the Company's performance. The Committee took these actions to recognize the CEO's accomplishments in successfully building an institution and management team capable of leading a public company and his ability to manage the ongoing transition and future direction of the Company.

                           The Compensation Committee

                            Daniel W. Judge, Chairman

               John J. Bisgrove, Jr.              B. Thomas Mancuso
               Sharon D. Randaccio                Robert G. Weber

Stock Performance Graph

      Set forth hereunder is a stock performance graph comparing (a) the cumulative total return on the Common Stock for the period beginning with the last trade of the Company's stock on April 20, 1998, as reported by the NASDAQ National Market, through December 31, 2002, (b) the cumulative total return on stocks included in the NASDAQ Composite Index over such period, and (c) the cumulative total return of publicly traded thrifts or thrift holding companies in the mutual holding company structure over such period. Cumulative return assumes the reinvestment of dividends, and is expressed in dollars based on an assumed investment of $100.

                          [PERFORMANCE CHART OMITTED]

                                                                   Period Ending
                                          -------------------------------------------------------------------
Index                                     04/20/98    12/31/98   12/31/99    12/31/00    12/31/01    12/31/02
-------------------------------------------------------------------------------------------------------------
First Niagara Financial Group, Inc.        $100.00     $ 63.20    $ 64.07     $ 69.62     $111.18     $175.69
NASDAQ - Total US                           100.00      117.38     217.69      131.05      103.97       71.87
SNL MHC Thrifts                             100.00       62.56      55.64       77.59      100.98      145.00

Employment Agreements

      First Niagara Bank has entered into employment agreements with each of Messrs. Swan, Kolkmeyer, Berner, Nasca, Cantara, Dintino and Polino and Ms. Monti. The employment agreements have terms ranging from twelve to thirty-six months. On each anniversary date, an employment agreement may be extended for an additional twelve months, so that the remaining term shall be from twelve to thirty-six months. If the agreement is not renewed, the agreement will expire at the end of its term. Under the employment agreements, the 2003 base salary for Messrs. Swan, Kolkmeyer, Berner, Nasca, Cantara, Dintino and Polino and for Ms. Monti is $410,000, $240,000, $195,000, $187,000, $165,000, $160,000, $150,000
and $180,000 respectively. The base salary may be increased but not decreased. The employment agreements also provide that the executive is entitled to participate in an equitable manner with other executive officers in discretionary bonuses declared by the Board. In addition to base salary and bonus, the employment agreements provide for, among other things, participation in health and medical benefit plans, retirement plans and other employee and fringe benefits applicable to executive personnel. The agreements provide for termination by the Company for cause at any time and termination for any reason upon a 60-day notice to Mr. Swan or 30-day notice for Messrs. Kolkmeyer, Berner, Nasca, Cantara, Dintino, Polino and Ms. Monti. The executive may terminate his employment for good reason or absent good reason by providing a 60-day notice, in the case of Mr. Swan, or 30-day notice in the cases of Messrs. Kolkmeyer, Berner, Nasca, Cantara, Dintino, Polino and Ms. Monti to the Company. Good reason includes (i) a significant reduction in the scope of the executive's duties, (ii) removal or failure to re-elect the executive to his or her present position, unless, in Mr. Swan's case, it is determined that the three positions currently held by him can no longer be held by the same person, (iii) a requirement that, in the executive's judgment, would necessitate a relocation of his residence within 50 miles of the Lockport, New York area in the case of Mr. Swan, or within 100 miles of the Lockport, New York area in the case of Messrs. Kolkmeyer, Berner, Nasca, Cantara, Dintino, Polino, and Ms. Monti, or (iv) a material breach of the employment agreement that cannot be cured within 30 days of the executive's notice of the breach to First Niagara Financial Group.

      In the event of the executive's termination of employment for good reason or the Company's termination of the executive's employment for any reason other than cause, Messrs. Swan and Kolkmeyer will receive their salary, health and medical benefits for a period of 36 months (24 months for Messrs. Berner and Nasca and Ms. Monti; 12 months for Messrs. Cantara, Dintino, and Polino). The executives will also be entitled to payment of a cash bonus equal to the prior three-year average annual bonus divided by 12, payable for 36 months to Messrs. Swan and Kolkmeyer (24 months for Messrs. Berner, Nasca, and Ms. Monti; 12 months for Messrs. Cantara, Dintino and Polino), and payment of accrued but unused vacation. If the executive dies, payments will be made to the executive's spouse, if surviving, or his or her estate. The executive will be entitled to the same benefits, payable in a lump sum, in the event he or she is terminated without cause within 12 months following a change in control or terminates employment for good reason within 12 months following a change in control. Fringe benefits will be reduced in the event similar fringe benefits are provided by a subsequent employer of the executive.

      Upon termination of employment by the executive absent good reason or termination by the Company for cause, the executive will receive his or her salary and fringe benefits, but no bonus, through the executive's termination date, and payment of his or her accrued but unused vacation.

      In the event of disability, the executive will be entitled to the executive's salary for the greater of the remaining term of the agreement or 6 months, reduced by any disability insurance payments, a pro-rata bonus for the year in which the disability begins, fringe benefits, and payment of accrued but unused vacation.

      If the executive dies, the executive's spouse, if surviving, or if not, the executive's estate will be entitled to payment of the executive's salary through the end of the calendar month in which the executive died, payment of a pro-rata bonus for the year in which the executive died, and payment of his or her accrued but unused vacation.

Deferred Compensation Plan

      The Company has a deferred compensation plan for the benefit of certain senior executives that it has designated to participate in the plan. Under the plan, the Company annually credits an executive's deferred compensation account with an amount determined in the sole discretion of the Board. The amounts credited to the executive's deferred compensation account are annually credited with earnings, at a rate determined in the sole discretion of the Board. An executive will vest in earnings credited to his or her account at the rate of 20% per year, beginning in the sixth year of participation until the executive is fully vested after 10 years of participation. For these purposes, an executive's years of participation will be equal to the executive's number of whole years of employment with First Niagara Financial Group measured from the date that an executive becomes a participant under the plan. Notwithstanding the above, an executive shall be fully vested in his or her deferred compensation account upon attaining age 60 with five years of participation or in the event of a change in control of First Niagara Financial Group. Benefits are payable to the executive in fifteen substantially equal annual payments commencing (i) 30 days after the executive has attained age 60, or (ii) 30 days after the executive terminates employment, if after age 60, or due to disability. In the event of the executive's death after benefits commence, First Niagara Financial Group will pay the remaining benefits to the executive's beneficiary over the remainder of the payment term. In the event of the executive's death after termination of employment but prior to commencement of benefit payments, First Niagara Bank will pay the executive's benefit to the executive's beneficiary in fifteen substantially equal annual payments commencing within 30 days of the executive's death. In the event of the executive's death prior to termination of employment, the executive will forfeit all benefits under the plan. In the event of an unforeseeable emergency which will result in a severe financial hardship, the executive may request a distribution of all or part of his or her benefits or may request an acceleration of benefits that are being paid to him, as applicable.

      Messrs. Swan, Kolkmeyer, Berner and Ms. Monti are participants in the non-qualified plan. For the year ended December 31, 2002, Messrs. Swan, Kolkmeyer, Berner and Ms. Monti had $41,190, $16,732, $17,557, and $14,086,
respectively, credited to their deferred compensation accounts.

Defined Benefit Pension Plan

      The Company maintains a qualified, tax-exempt defined benefit pension plan (the "retirement plan"). As of February 1, 2002, the Company has frozen the retirement plan. Effective on or after February 1, 2002, no employees are permitted to commence or recommence participation in the retirement plan, no further benefits will accrue to any current participants in the retirement plan and future compensation will not be considered in determining benefits.

      On January 1, 2001 the retirement plan was amended to change the formula for calculating benefits and to include employees of certain affiliates as eligible participants. The benefit formula was changed to 30% of the average annual earnings, multiplied by a fraction determined as follows: the number of years of credited service to the date of termination divided by the greater of
(i) 25 years or (ii) the total number of years of credited service to a participant's normal retirement date. The benefit formula prior to amendment was as follows: 2% of average annual earnings, multiplied by credited service prior to April 1, 1998 plus 1.25% of average annual earnings, multiplied by credited service after April 1, 1998. Total credited service under the prior formula was limited to 30 years. Participants in the retirement plan who continued in active employment on or after January 1, 2001 will have a normal retirement benefit that is not less than the benefit under the prior formula, disregarding any service on or after January 1, 2001.

      In the event of retirement at normal retirement age (i.e. the later of age 65 or the 5th year of participation in the retirement plan), the retirement plan is designed to provide a single life annuity. With respect to married participants, the normal form of benefit is an actuarially reduced joint and survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 50% of that paid during the participant's lifetime. Alternatively, a participant may elect (with proper spousal consent, if necessary) a joint and 100% survivor annuity, or an annuity payable for a period certain and life. All forms in which a participant's benefit may be paid will be actuarially equivalent to the single life annuity. Retirement benefits are also payable upon retirement due to early or late retirement or death. A reduced benefit is payable upon early retirement at age 60, at or after age 55 and the completion of 20 years of vested service, or after completion of 30 years of vested service. Upon termination of employment other than as specified above, a participant who has five years of credited service after age 18 is eligible to receive his or her accrued benefit commencing, generally, on his or her normal retirement date.

      First Niagara Financial Group contributes each year, if necessary, an amount to the retirement plan to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). For the plan year ended September 30, 2002, no contribution was required to be made to the retirement plan. At September 30, 2002, the market value of the retirement plan trust fund equaled approximately $8.2 million.

      The following table indicates the annual retirement benefit that would be payable from the retirement plan under the amended benefit formula upon retirement at age 65 in calendar year 2002, expressed in the form of a single life annuity for the average annual earnings and years of credited service specified below.

=====================================================================================================================
                                           Years of Credited Service and Benefits Payable at Retirement
      Final Average         -----------------------------------------------------------------------------------------
     Annual Earnings                 15                      20                   25                     30
=====================================================================================================================
        $50,000                    $9,000                 $12,000              $15,000                $15,000
        $75,000                   $13,500                 $18,000              $22,500                $22,500
       $100,000                   $18,000                 $24,000              $30,000                $30,000
       $125,000                   $22,500                 $30,000              $37,500                $37,500
       $150,000                   $27,000                 $36,000              $45,000                $45,000
       $200,000 & Above           $36,000                 $48,000              $60,000                $60,000
=====================================================================================================================

      As of February 1, 2002, when credited service was frozen, Messrs. Swan, Kolkmeyer, Berner, Nasca, Dintino and Polino and Ms. Monti, had 13.83, 11.58, 10.08, 7.75, 1.25, 2.92 and 8.42 years of credited service, respectively, under the Retirement Plan.

      Supplemental Executive Retirement Plan. First Niagara Bank intends to adopt a non-tax qualified supplemental executive retirement plan for the benefit of certain executive officers. It is anticipated that Messrs. Swan, Kolkmeyer, Berner, and Ms. Monti will be participants in this plan. The supplemental executive retirement plan is expected to provide a supplemental retirement income benefit in an annual amount targeted to approximately 60% of the projected annual salary and bonus of the executive at the normal retirement age of 65, reduced by certain employer-provided benefits under First Niagara Bank's tax-qualified and non-qualified retirement plans and 50% of the employee's social security benefits. First Niagara Bank may establish a trust to hold the assets of the plan but is not required to do so. In addition, First Niagara Bank may purchase life insurance policies on the lives of the covered executive's in order to informally fund its benefit obligation under the supplemental executive retirement plan.

      Stock Benefit Plans. The Board of Directors of the Company has adopted the 1999 Stock Option Plan for directors, officers and employees and the 1999 Recognition and Retention Plan for directors, officers and employees, which were approved by stockholders at the 1999 Annual Meeting. The Board of Directors has also adopted the 2002 Long-Term Incentive Stock Benefit Plan for outside directors and key employees, which was approved by stockholders at the 2002 Annual Meeting.

      Set forth below is certain information regarding options granted to the Named Executive Officers during 2002.

=====================================================================================================================

                                          OPTION GRANTS IN LAST FISCAL YEAR
=====================================================================================================================
                                                  Individual Grants
---------------------------------------------------------------------------------------------------------------------
                                              Percent of Total
                              Options        Options Granted to      Exercise                          Grant Date
          Name                Granted       Employees in FY 2002       Price      Expiration Date   Present Value (1)
---------------------------------------------------------------------------------------------------------------------
William E. Swan                38,264               12.9              $11.68          8/28/12          $154,935
Paul J. Kolkmeyer              15,536                5.2               11.68          8/28/12            62,907
G. Gary Berner                 10,730                3.6               11.68          8/28/12            43,447
Kathleen P. Monti               9,705                3.3               11.68          8/28/12            39,297
David J. Nasca                  9,540                3.2               11.68          8/28/12            38,628
=====================================================================================================================

----------
(1) The grant date present value was derived using the Black-Scholes option pricing model with the following assumptions: volatility of 33.6%; risk free rate of return of 3.76%; dividend yield of 1.46%; and a 6.5 year option life.

      Set forth below is certain information concerning options outstanding to the Named Executive Officers at December 31, 2002. No options were exercised by the Named Executive Officers during 2002.

====================================================================================================================
                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                           FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------------------------------------------
                                                               Number of                         Value of
                           Shares                             Options at                  In-The-Money Options
                          Acquired                             Year-End                      at Year-End(1)
                            Upon        Value     ------------------------------------------------------------------
          Name            Exercise     Realized     Exercisable/Unexercisable(#)     Exercisable/Unexercisable($)
--------------------------------------------------------------------------------------------------------------------
William E. Swan              0            $--              376,123/386,446               $2,285,285/2,130,631
Paul J. Kolkmeyer            0            $--              187,804/189,884               $1,140,590/1,065,596
G. Gary Berner               0            $--              130,117/139,291                 $788,224/777,051
Kathleen P. Monti            0            $--              134,515/133,870                 $817,648/760,726
David J. Nasca               0            $--               20,566/40,709                  $127,051/187,737
====================================================================================================================

----------
(1) Equals the difference between the aggregate exercise price of the options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on 12/31/02, at which date the last trade price of the Common Stock as quoted on the NASDAQ National Market was $10.10.

Ownership Reports by Officers and Directors

      The Common Stock of the Company is registered with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4, or 5 on a timely basis. Based on the Company's review of ownership reports, no officer or director failed to file ownership reports on a timely basis for the year ended December 31, 2002.

Transactions With Certain Related Persons

      Federal law and regulation generally require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Pursuant to such a program, loans have been extended to directors and executive officers, which loans are on substantially the same terms as those prevailing at the time for comparable transactions with the general public, except as to the interest rate charged, which rate is the same as available to all employees. These loans do not involve more than the normal risk of repayment or present other unfavorable features.

      Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to the Company. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Company's directors and officers are made in conformity with the Federal Reserve Act and the FDIC Regulation O.

--------------------------------------------------------------------------------
                  PROPOSAL II - RATIFICATION OF THE APPOINTMENT
                             OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

      The Company's independent auditors for the year ended December 31, 2002 were KPMG LLP ("KPMG"). The Board of Directors of the Company has approved the engagement of KPMG to be the Company's auditors for the year ending December 31, 2003, subject to the ratification of the engagement by the Company's stockholders at this Annual Meeting.

      Audit Fees. Set forth below is certain information concerning aggregate fees billed for professional services rendered by KPMG during 2002:

Audit Fees                                                              $150,000
Financial Information Systems Design and Implementation
 Fees                                                                         --
Fees Associated With Second-Step Offering                                175,000
Tax Compliance and Advisory                                              108,125
Other                                                                     81,587

      The Audit Committee has considered whether the provision of non-audit services, which relate primarily to costs incurred with the Company's second-step stock offering, including comfort letters and consents, and management consulting services rendered, is compatible with maintaining KPMG's independence. The Audit Committee concluded that performing such services does not affect KPMG's independence in performing its function as auditor of the Company.

      A representative of KPMG is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he so desires.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
              THE RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS

--------------------------------------------------------------------------------
                             STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

      In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 6950 South Transit Road, P.O. Box 514, Lockport, New York 14095-0514, no later than December 4, 2003. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

--------------------------------------------------------------------------------
                   ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
                              AT AN ANNUAL MEETING
--------------------------------------------------------------------------------

      The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than ninety (90) days before the date fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the annual meeting is given or made, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

      The date on which next year's annual meeting of stockholders is expected to be held is May 4, 2004. Accordingly, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next Annual Meeting must be given to the Company by February 4, 2004. If notice is received after February 4, 2004, it will be considered untimely, and the Company will not be required to present the matter at the stockholders meeting.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

      The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

      The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation. The Company has retained Georgeson Shareholder Communications, Inc., a proxy solicitation firm, to assist the Company in the solicitation of proxies for the Annual Meeting, for a fee of $6,500, plus out-of-pocket expenses.

      AN ADDITIONAL COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO CHRISTOPHER J. THOME, ASSISTANT VICE PRESIDENT, REPORTING AND INVESTOR RELATIONS MANAGER, 6950 SOUTH TRANSIT ROAD, P.O. BOX 514, LOCKPORT, NEW YORK, 14095-0514 OR CALL (716) 625-7645.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ Robert N. Murphy

                                              Robert N. Murphy
                                              Corporate Secretary

Lockport, New York
April 2, 2003

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS          Please            |_|
                                                           Mark Here
Please complete and date this proxy and return it          for Address
promptly in the enclosed postage-paid envelope.            Change or
                                                           Comments
                                                           SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. The election as a director of the nominees listed below (except as marked to the contrary below) for a three-year term:

                         FOR                  WITHHELD
                         |_|                    |_|

Nominees:
01 Daniel W. Judge
02 James Miklinski
03 Sharon D. Randaccio
04 David M. Zebro

(INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the space provided below.)

________________________________________________________________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

2. The ratification of the appointment of KPMG LLP as independent auditors for the year ending December 31, 2003.

                FOR                 AGAINST                 ABSTAIN
                |_|                   |_|                     |_|

Check Box if You Plan to Attend the Annual Meeting |_|

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Annual Meeting of Stockholders and of a Proxy Statement, dated April 2, 2003.

Signature___________________________ Signature________________________ Date_____

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

      Internet and telephone voting is available through 11PM Eastern Time the day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

--------------------------------------------------------------------------------
                                    Internet
                           http://www.eproxy.com/fnfg

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.
--------------------------------------------------------------------------------

                                       OR

--------------------------------------------------------------------------------
                                    Telephone
                                 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.
--------------------------------------------------------------------------------

                                       OR

--------------------------------------------------------------------------------
                                      Mail

                             Complete, sign and date
                                your proxy card
                                      and
                                return it in the
                             enclosed postage-paid
                                   envelope.
--------------------------------------------------------------------------------

              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 6, 2003

      The undersigned hereby appoints the official proxy committee of the Board of Directors of First Niagara Financial Group, Inc. (the "Company"), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at Sean Patrick's Banquet Facility, 3480 Millersport Highway, Getzville, New York on May 6, 2003, at 10:00 a.m. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

      THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXY COMMITTEE IN ITS DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

                (Continued, and to be signed, on the other side)

________________________________________________________________________________
    Address Change/Comments (Mark the corresponding box on the reverse side)

________________________________________________________________________________

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

You can now access your First Niagara Financial Group, Inc. account online.

Access your First Niagara Financial Group, Inc. shareholder account online via Investor ServiceDirect(R)(ISD).

Mellon Investor Services LLC, agent for First Niagara Financial Group, Inc., now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

      o  View account status               o  View payment history for dividends
      o  View certificate history          o  Make address changes
      o  View book-entry information       o  Obtain a duplicate 1099 tax form
                                           o  Establish/change your PIN

              Visit us on the web at http://www.melloninvestor.com
                 and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.

The confidentiality of your personal information is protected using secure socket layer (SSL) technology.

o  SSN or Investor ID

o  PIN

o  Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

o  SSN or Investor ID

o  PIN

o  Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

o  Certificate History

o  Book-Entry Information

o  Issue Certificate

o  Payment History

o  Address Change

o  Duplicate 1099

              For Technical Assistance Call 1-877-978-7778 Between
                       9am-7pm Monday-Friday Eastern Time